UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2025

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 3, 2025, Agenus Inc. (the “Company”) and its wholly-owned subsidiary Agenus West, LLC (“Agenus West” and together with the Company, “Agenus”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Zydus Pharmaceuticals (USA) Inc. (“Zydus”), a wholly owned subsidiary of Zydus Lifesciences Limited, for the sale to Zydus of substantially all of the assets comprising Agenus’ manufacturing operations run primarily through Agenus West (the “Purchased Assets”), including without limitation real estate, equipment and certain assumed contracts.

In consideration for the sale of the Purchased Assets, Zydus will pay Agenus up to $125 million, comprised of $75 million to be paid at closing (minus any amounts used by Zydus to satisfy related indebtedness at closing) and contingent payments of up to an additional $50 million that may be earned based on usage by Agenus of Zydus’ manufacturing business during the 36-month period following the closing.

The Purchase Agreement contains customary representations, warranties and agreements by Agenus and Zydus, indemnification obligations of the parties and certain other obligations of the parties. Closing of the transaction is subject to customary conditions, including receipt of all required government approvals, as well as the entry into a contract manufacturing agreement (under which Agenus will use Zydus for agreed manufacturing needs), the SPA (as defined below) and a license agreement (under which Zydus would receive an exclusive license to develop, manufacture and commercialize botensilimab and balstilimab (“BOT/BAL”) in India and Sri Lanka (the “Territory”) in exchange for a royalty on net sales in the Territory) (the “License Agreement”).

Securities Purchase Agreement

On June 3, 2025 and in connection with the execution of the Purchase Agreement, the Company and Zynext Ventures USA LLC (“Zynext”), a wholly-owned subsidiary of ZyNext Ventures PTE.LTD Singapore, a wholly-owned subsidiary of Zydus Lifesciences Limited, entered into a Securities Purchase Agreement (the “SPA” and together with the License Agreement and Purchase Agreement the “Zydus Agreements”), pursuant to which Zynext agreed to purchase 2,133,333 shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of approximately $16.0 million, or $7.50 per share. Under the SPA, Zynext has agreed not to dispose of any of the Shares for a period of 12 months and to refrain from acquiring additional shares of Common Stock for a period of 12 months, other than in specified circumstances. The Company has agreed to register the Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed to allow Zynext to designate a non-voting board observer or, in lieu of delegating a board observer, to nominate one director for election to the Company’s Board of Directors, subject to Zynext or its affiliates maintaining certain ownership in the Company. Subject to certain restrictions, customary information rights and preemptive rights will be granted to Zynext under the SPA for so long as Zynext maintains certain ownership of Company’s outstanding Common Stock. Closing under the SPA is subject to customary closing conditions, including receipt of all required government approvals and satisfaction or waiver of the conditions precedent to closing contained in the Asset Purchase Agreement. The SPA also includes customary representations and warranties, covenants and indemnification obligations.

License Agreement

Under the License Agreement, the Company grants Zydus Lifesciences Limited an exclusive license in the Territory under its patents and know-how to develop, manufacture, and commercialize products based on its proprietary BOT/BAL cancer immunotherapy drug product. As consideration for this license Zydus agrees to pay Agenus a royalty on net sales at a rate of 5%, as may be adjusted by the occurrence of certain contingencies, for a period ending at the later of the expiration of Agenus’ patent rights in a given country in the Territory or 10 years following first commercial sale in such country. The parties further agree in the License Agreement to use reasonable efforts to enter into supply agreements under which Agenus would supply BOT/BAL to Zydus for clinical trials and commercialization. Zydus agrees to be responsible for conducting clinical trials and seeking regulatory approval in the Territory as set forth in the License Agreement. The License Agreement contains customary representations and warranties by Agenus and Zydus, confidentiality and indemnification obligations of the parties, customary termination conditions, and certain other obligations of the parties customary for these types of license agreements. Effectiveness of the License Agreement is subject to conditions to effectiveness, including satisfaction or waiver of the conditions precedent to closing contained in the Purchase Agreement and the SPA.

The foregoing description of the Zydus Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Zydus Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 7.01 Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release announcing its entry into the Zydus Agreements, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated June 3, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 4, 2025	By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D. Chairman and CEO